                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Glimcher Realty Trust on Forms S-3 (File Nos. 33-90730, 33-91084, 333-43317, 333-43319 and 333-61339), and on Forms S-8 (File Nos. 33-94542 and 333-10221) of
our report dated February 15, 1999, on our audits of the consolidated financial statements and financial statement schedule of Glimcher Realty Trust as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which is included in this Annual Report on Form 10-K of Glimcher Realty Trust.



                                            PricewaterhouseCoopers LLP



Columbus, Ohio
March 30, 1999